Exhibit 99.1

Taylor Morrison Announces Results of Early Participation in Exchange Offers and Consent Solicitations for William Lyon Notes

SCOTTSDALE, AZ, December 18, 2019 – Taylor Morrison Home Corporation (NYSE: TMHC) (“Taylor Morrison”) announced today that, in the previously announced exchange offers and consent solicitations by its subsidiary, Taylor Morrison Communities, Inc. (“TMCI”), for three series of outstanding senior notes (collectively, the “William Lyon Notes”) issued by William Lyon Homes, Inc. (“William Lyon”), the requisite consents have been received to adopt the proposed amendments (the “Amendments”) to the indentures governing each series of William Lyon Notes (the “William Lyon Indentures”). As a result, William Lyon, the guarantors of the William Lyon Notes and the trustee under the William Lyon Indentures have executed supplemental indentures (the “Supplemental Indentures”) to the William Lyon Indentures to effect the Amendments. William Lyon is a direct subsidiary of William Lyon Homes (NYSE:WLH) (“Lyon Parent”). As previously disclosed, Taylor Morrison and Lyon Parent have entered into an Agreement and Plan of Merger to provide for a subsidiary of Taylor Morrison to merge with and into Lyon Parent, with Lyon Parent surviving as a wholly owned subsidiary of Taylor Morrison (the “Merger”).

The Amendments will not become operative unless and until (i) TMCI or William Lyon notifies the trustee for the applicable William Lyon Notes that TMCI has delivered to The Depository Trust Company for the holders of such William Lyon Notes the aggregate amount to be paid to such holders as consent payments, upon the terms and subject to the conditions in the Offering Memorandum (as defined below) or the Separate Consent Solicitation Statement (as defined below), as applicable, in respect of the consents validly delivered and not revoked thereunder and (ii) the William Lyon Notes that are validly tendered (and not validly withdrawn) in the exchange offers described below have been accepted for exchange by TMCI in accordance with the terms of the Offering Memorandum.

The consent results are based on (i) early tenders in the offers to exchange (the “Exchange Offers”) any and all outstanding William Lyon Notes for up to $1.09 billion aggregate principal amount of new notes to be issued by TMCI (the “Taylor Morrison Notes”), which tenders are deemed also to constitute the delivery of consents in the related consent solicitations (the “Consent Solicitations”) being made by TMCI on behalf of William Lyon to adopt the Amendments, (ii) deliveries of consents in the Consent Solicitations (without tendering the William Lyon Notes in the Exchange Offers) and (iii) deliveries of consents in the separate solicitations of consents (the “Separate Consent Solicitations”) from holders of William Lyon Notes that are not eligible to participate in the Exchange Offers.

As of 5:00 p.m., New York City time, on December 18, 2019 (the “Early Participation Date” under the Exchange Offers and the Consent Solicitations and the “Consent Deadline” under the Separate Consent Solicitations), (i) the principal amounts of William Lyon Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked) in the Exchange Offers, (ii) consents in respect of the principal amounts of William Lyon Notes set forth in the table below had been validly delivered and not validly revoked in the Consent Solicitations and (iii) consents in respect of the principal amounts of William Lyon Notes set forth in the table below had been validly delivered and not validly revoked in the Separate Consent Solicitations. For each $1,000 principal amount of William Lyon Notes validly tendered and not validly withdrawn or with respect to which consents had been validly delivered and not validly revoked at or prior to the Early Participation Date or the Consent Deadline, as applicable, holders of William Lyon Notes will be eligible to receive a consent payment of $2.50 in cash (the “Consent Payment”).

			William Lyon Notes Tendered at Early Participation Date	Consents Delivered at Early Participation Date	Consents delivered in Separate Consent Solicitations at Consent Deadline	Total Consents Delivered
Title of Series of William Lyon Notes	CUSIP Number of William Lyon Notes	Aggregate Principal Amount Outstanding	Principal Amount	Principal Amount	Principal Amount	Percentage
6.00% Senior Notes due 2023	96926DAU4	$350,000,000	$323,832,000	$20,342,000	$1,454,000	98.75%
5.875% Senior Notes due 2025	96926DAR1	$436,886,000	$421,357,000	$242,000	$867,000	96.70%
6.625% Senior Notes due 2027	96926DAV2 U96799AJ7	$300,000,000	$290,390,000	$7,054,000	$946,000	99.46%

Tendered William Lyon Notes may be withdrawn at any time prior to the Expiration Date. However, a valid withdrawal of tendered William Lyon Notes after the Consent Revocation Deadline will not constitute a revocation of any previously delivered consents in respect of those notes and such consents will continue to be deemed delivered.

The Exchange Offers are being, and the Consent Solicitations were, made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 5, 2019 (the “Offering Memorandum”) and the related letter of transmittal in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”), and are conditioned upon the closing of the Merger and certain other conditions that may be waived by TMCI. Each Exchange Offer will expire at 12:01 a.m., New York City time, on January 6, 2020 (as the same may be extended, the “Expiration Date”), unless terminated. The settlement date for the Exchange Offers is expected to occur promptly after the Expiration Date, and the Expiration Date of each of the Exchange Offers is expected to be extended such that such settlement date coincides with the closing date of the Merger. As a result, the Expiration Date may be extended one or more times.

The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum and related letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 807-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers).

The Separate Consent Solicitations were made pursuant to the terms and subject to the conditions set forth in a separate consent solicitation statement, dated December 5, 2019 (the “Separate Consent Solicitation Statement”) and the related letter of consent, and are conditioned upon the closing of the Merger and certain other conditions that may be waived by TMCI.

The complete terms and conditions of the Separate Consent Solicitations are described in a Separate Consent Solicitation Statement and related letter of consent, copies of which may be obtained by contacting Global Bondholder Services Corporation, the information and tabulation agent in connection with the Separate Consent Solicitations, at (866) 807-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers).

Each of the previously announced change of control offers (the “Change of Control Offers”) with respect to William Lyon Notes made by TMCI in connection with the Merger pursuant to the change of control notice and offer to purchase dated December 5, 2019 (the “Change of Control Notice”) have been terminated because the Supplemental Indentures have been executed. If and when the Amendments become operative, the Amendments will remove the requirement to make the Change of Control Offers. All William Lyon Notes validly tendered and not validly withdrawn pursuant to the Change of Control Offers will be returned promptly to the holder thereof in accordance with the Change of Control Notice and applicable law, and holders will not receive the purchase price for their William Lyon Notes tendered in the Change of Control Offers.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Taylor Morrison Notes have not been registered with the Securities and Exchange Commission under the Securities Act or any state or foreign securities laws. The Taylor Morrison Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Only persons who certify that they are (i) persons who are “U.S. persons” (as defined in Regulation S) and (a) “qualified institutional buyers” within the meaning of Rule 144A or (b) “accredited investors” (as defined in Regulation D) or (ii) not “U.S. persons” within the meaning of Regulation S and are outside of the United States and who are “non-U.S. qualified offerees” for purposes of applicable securities laws are authorized to receive and review the Offering Memorandum (such holders, “Eligible Holders”). The ability of an Eligible Holder to participate in the Exchange Offers also may be further limited, as set forth under “Eligibility and Transfer Restrictions” in the Offering Memorandum.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018 and 2019 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison”), or William Lyon Homes, a Delaware corporation (“William Lyon Homes”), and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to William Lyon Homes or Taylor Morrison or persons acting on their behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks and uncertainties that could cause actual results to differ from forward-looking statements include, among other things: the inherent uncertainty associated with financial or other projections, including anticipated synergies; the integration of Taylor Morrison and William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes, and the amount of time it may take to realize those benefits, if at all; the risks associated with Taylor Morrison’s and William Lyon Homes’ ability to satisfy the conditions to closing the consummation of the Merger, including obtaining the requisite stockholder approvals, and the timing of the closing of the Merger; the failure of the Merger to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger; any unanticipated difficulties or expenditures relating to the Merger; the effect of the announcement and pendency of the Merger on the respective business relationships or operating results of Taylor Morrison, William Lyon Homes, or the combined company; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the Merger, and the value of the combined company’s common stock after the Merger is consummated; the anticipated size of the markets and continued demand for Taylor Morrison’s and William Lyon Homes’ homes and the impact of competitive responses to the announcement and pendency of the Merger; the diversion of attention of management of Taylor Morrison or William Lyon Homes from ongoing business concerns during the pendency of the Merger; and the access to available financing on a timely basis, and the terms of any such financing. Additional risks and uncertainties are described in Taylor Morrison’s and William Lyon Homes’ respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including as described under the heading “Risk Factors” in the preliminary joint proxy statement/prospectus included as a part of Taylor Morrison’s Registration Statement on Form S-4 filed with the SEC on December 6, 2019, in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, in William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, and in their respective subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor William Lyon Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com